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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 26, 2000

                               POLITICS.COM, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                       000-27591                 33-0836078
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  (State or Other                 (Commission                (I.R.S. Employer
     Jurisdiction                  File Number)              Identification No.)
of Incorporation)

 1100 New York Avenue, NW, Mezzanine Level, Washington, DC    20005
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   (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code        (202) 737-2277
                                                  -----------------------------
   2530 S. Rural Road, Tempe, AZ 85282

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(Former Name or Former Address, If Changed Since Last Report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

         On July 26, 2000, the Registrant issued 40,100,000 shares of its common stock, $0.00001 par value per share, to Medinex Systems, Inc., a Delaware corporation formerly known as Netivation.com, Inc. ("Medinex"), representing the amount of consideration specified in the Asset Purchase Agreement between the Registrant and Medinex dated July 14, 2000, in exchange for the transfer to the Registrant of all of the issued and outstanding capital stock of Raintree Communications Corporation, Public Disclosure, Inc., Net.Capitol, Inc., and U.S. Congress Handbook, Inc., along with certain other politically-related assets (the "Acquisition"). The shares issued to Medinex are "restricted securities" (within the meaning of Rule 144 under the Securities Act of 1933, as amended) and are subject to a six (6) month contractual restriction on transfer. In connection with the Acquisition, Howard R. Baer and Kevin C. Baer (and their affiliates), (i) cancelled in the aggregate approximately $1,400,000 of indebtedness owed to them by the Registrant and (ii) surrendered to the Registrant an aggregate of 1,166,307 shares of the Registrant's common stock, $0.00001 par value per share.

         Immediately prior to the Acquisition, the Registrant was controlled by Howard R. Baer and Kevin C. Baer. As a result of the Acquisition, Medinex gained control of the Registrant by acquiring 40,100,000 shares of the Registrant's common stock, $0.00001 par value per share, which represents just more than 80% of the issued and outstanding capital stock of the Registrant. The determination of the number of shares of the Registrant's common stock, $0.00001 par value per share, issued to Medinex in connection with the Acquisition was the result of arm's-length negotiations between the Registrant and Medinex, based upon the Registrant's and Medinex's evaluation of the fair market value of the acquired assets.

         The physical assets acquired by the Registrant were used by Medinex in connection with its Internet politics and public policy business, which includes content, products and services designed for candidates for political office, voters, political organizations, politic action committees and lobbyists. The Registrant intends to continue such use of the physical assets acquired.

         As part of the Acquisition, Howard R. Baer and Kevin C. Baer have resigned from their positions as officers and directors of the Registrant, the size of the Board of Directors has been reduced from five (5) to three (3) members, and Anthony J. Paquin and Glen Hughlette have been appointed as directors until the next annual meeting of the stockholders of the Registrant. Glen Hughlette has additionally been elected to serve as CEO, president, secretary and treasurer of the Registrant. The Registrant plans to expand the size of its Board of Directors to seven (7), and the Board of Directors will elect the four (4) persons nominated by Howard R. Baer, Anthony J. Paquin, and Glen Hughlette to fill the resulting vacancies.

         Prior to the Acquisition, there was no material relationship between the Registrant, and its affiliates, on the one hand, and Medinex, and its affiliates, on the other hand.

ITEM 2.   ACQUISITION OF ASSETS

         Please refer to Item 1, Changes in Control of Registrant, for a description of the transaction in which the Registrant acquired certain assets of Medinex.



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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable at this time for the Registrant to file the required financial statements with respect to the business acquisition described in Item 2 of this Form 8-K. The required financial statements will be filed not later than sixty (60) days from the date this report is filed.

         (b)  EXHIBIT.

              Exhibit No.                                Description of Exhibit

                       2                               Asset Purchase Agreement

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Politics.com, Inc..
                                                 ------------------------------
                                                 (Registrant)

Date: August 10, 2000                            By:/s/ GLEN HUGHLETTE
                                                    ---------------------------
                                                 Glen Hughlette
                                                 (President)

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                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

            2               Plan of Acquisition

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